Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Kori Doherty
AspenTech	ICR
+1 781-221-5273	+1 617-956-6730
david.grip@aspentech.com	kdoherty@icrinc.com

Aspen Technology Announces Financial Results for the Second Quarter

Fiscal 2012

Burlington, Mass. — January 31, 2012 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its second quarter of fiscal 2012, ended December 31, 2011.

Mark Fusco, Chief Executive Officer of AspenTech, said, “We are pleased with the company’s execution during the second quarter.  While global economic conditions remain volatile, AspenTech delivered accelerated year-over-year growth in total license contract value for both the second quarter and first half of fiscal 2012 as compared to growth in the prior fiscal year periods.”  Fusco added, “We again met or exceeded our financial guidance across all key metrics for the second quarter, and we believe the company is well positioned to do the same relative to our full year objectives.”

Second Quarter Fiscal 2012 and Recent Business Highlights

•                 The license portion of total contract value was $1.36 billion for the second quarter of fiscal 2012, which increased 12.9% compared to the second quarter of fiscal 2011 and 4.1% sequentially.

•                 Total contract value was $1.54 billion for the second quarter of fiscal 2012, including the value of bundled maintenance, which increased 17.9% compared to the second quarter of fiscal 2011 and 5.2% sequentially.

•                 Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $284 million at the end of the second quarter, representing an increase of approximately 12% on a year-over-year basis.

Summary of Second Quarter Fiscal Year 2012 Financial Results

AspenTech’s total revenue of $66.6 million increased 34% from $49.8 million in the second quarter of the prior year.

•                  Subscription and software revenue was $46.5 million in the second quarter of fiscal 2012, an increase from $25.3 million in the second quarter of fiscal 2011 and $31.9 million in the first quarter of fiscal 2012.

•                  Services & other revenue was $20.1 million in the second quarter of fiscal 2012, compared to $24.5 million in the second quarter of fiscal 2011 and $19.3 million in the first quarter of fiscal 2012.

For the quarter ended December 31, 2011, AspenTech reported income from operations of $7.0 million, compared to a loss from operations of $9.3 million for the quarter ended December 31, 2010.

Net income was $3.8 million for the quarter ended December 31, 2011, leading to net income per share of $0.04, compared to a net loss per share of $0.11 in the same period last fiscal year.

Non-GAAP income from operations, which adds back stock-based compensation expense and restructuring charges, was $10.1 million for the second quarter of fiscal 2012, compared to a non-GAAP loss from operations of $6.9 million in the same period last fiscal year.  Non-GAAP net income was $6.0 million, or $0.06 per share, for the second quarter of fiscal 2012, an improvement compared to a non-GAAP net loss of $8.0 million, or ($0.09) per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Mark Sullivan, Chief Financial Officer of AspenTech, said “Revenue and profitability were well above our guidance for the second quarter due primarily to the timing of recognizing revenue associated with a few large contracts with longstanding customers.”  Sullivan added, “We continue to believe that growth in license total contract value and annual spend are more meaningful than reported revenue growth during the company’s multi-year revenue model transition, and free cash flow generation is more meaningful than GAAP profitability.  AspenTech delivered a strong performance across each of these areas during the second quarter, as well as for the first half of fiscal 2012.”

AspenTech had a cash balance of $143.3 million at December 31, 2011, a decrease of $2.1 million from the end of the prior quarter.  The company generated $23.0 million in cash flow from operations and $22.3 million in free cash flow after taking into consideration $0.7 million in capital expenditures and capitalized software.  During the quarter, the company also used $11.1 million in cash to repurchase shares of common stock, and it reduced secured borrowings by $14.6 million.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that, for the next few years, a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income (loss) and net income (loss), will be of limited value in assessing AspenTech’s performance, growth and financial condition. Accordingly, management instead is focusing on certain non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, January 31, 2012, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the second quarter fiscal 2012 as well as the company’s business outlook.  The live dial-in number is (877) 245-0126, conference ID code 46505886. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 46505886, through February 7, 2012.

About AspenTech

AspenTech is a leading global provider of mission-critical process optimization software solutions, which are designed to manage and optimize plant and process design, operational performance, and supply chain planning. AspenTech’s aspenONE® software and related services have been developed specifically for companies in the process industries, including energy, chemicals, pharmaceuticals, and engineering and construction. Customers use AspenTech’s solutions to improve their competitiveness and profitability by increasing throughput and productivity, reducing operating costs, enhancing capital efficiency, and decreasing working capital requirements. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2012 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: demand for, or usage of, our aspenONE software declines for any reason; AspenTech’s failure to realize the anticipated financial (including cash flow) and operational benefits of the aspenONE subscription offering; unforeseen difficulties or uncertainties in the application of accounting standards; weaknesses in AspenTech’s internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Revenue:
Subscription and software	$46,502	$25,333	$78,412	$44,300
Services and other	20,053	24,475	39,368	48,608
Total revenue	66,555	49,808	117,780	92,908
Cost of revenue:
Subscription and software	2,622	1,972	5,346	4,094
Services and other	10,303	11,583	21,400	22,709
Total cost of revenue	12,925	13,555	26,746	26,803
Gross profit	53,630	36,253	91,034	66,105
Operating expenses:
Selling and marketing	22,318	19,954	45,764	40,305
Research and development	12,767	12,096	26,536	24,671
General and administrative	11,490	13,425	27,377	29,982
Restructuring charges	14	78	(59)	155
Total operating expenses	46,589	45,553	99,618	95,113
Income (loss) from operations	7,041	(9,300)	(8,584)	(29,008)
Interest income	2,034	3,534	4,265	7,236
Interest expense	(1,015)	(1,653)	(2,107)	(2,897)
Other (expense) income, net	(425)	(735)	(2,457)	1,929
Income (loss) before income taxes	7,635	(8,154)	(8,883)	(22,740)
Provision for (benefit from) income taxes	3,799	2,115	(983)	2,997
Net income (loss)	$3,836	$(10,269)	$(7,900)	$(25,737)
Net Income (loss) per common share:
Basic	$0.04	$(0.11)	$(0.08)	$(0.28)
Diluted	$0.04	$(0.11)	$(0.08)	$(0.28)
Weighted average shares outstanding:
Basic	93,902	93,252	93,983	92,968
Diluted	96,267	93,252	93,983	92,968

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share data)

	December 31, 2011	June 30, 2011

ASSETS
Current assets:
Cash and cash equivalents	$143,255	$149,985
Accounts receivable, net	35,880	27,866
Current portion of installments receivable, net	37,348	38,703
Current portion of collateralized receivables, net	8,631	15,748
Unbilled services	423	2,319
Prepaid expenses and other current assets	8,656	10,819
Prepaid income taxes	1,124	1,151
Deferred income taxes- current	7,349	7,272
Total current assets	242,666	253,863
Non-current installments receivable, net	33,327	47,773
Non-current collateralized receivables, net	4,403	9,291
Property, equipment and leasehold improvements, net	5,885	6,730
Computer software development costs, net	2,255	2,813
Goodwill	17,903	18,624
Deferred income taxes- non-current	71,264	69,242
Other non-current assets	4,850	3,639
Total assets	$382,553	$411,975

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured borrowings	$12,568	$15,756
Accounts payable	3,326	2,099
Accrued expenses and other current liabilities	46,298	64,467
Income taxes payable	1,777	672
Deferred revenue	99,633	90,681
Total current liabilities	163,602	173,675
Long-term secured borrowings	5,062	9,157
Long-term deferred revenue	44,597	38,262
Other non-current liabilities	31,166	33,078
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares at December 31, 2011 and June 30, 2011 Issued and outstanding— none at December 31, 2011 and June 30, 2011	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 95,704,821 shares at December 31, 2011 and 94,939,400 shares at June 30, 2011 Outstanding— 93,774,496 shares at December 31, 2011 and 94,238,370 shares at June 30, 2011	9,570	9,494
Additional paid-in capital	540,036	530,996
Accumulated deficit	(389,171)	(381,271)
Accumulated other comprehensive income	8,462	9,115
Treasury stock, at cost—1,930,325 shares of common stock at December 31, 2011 and 701,030 at June 30, 2011	(30,771)	(10,531)
Total stockholders’ equity	138,126	157,803
Total liabilities and stockholders’ equity	$382,553	$411,975

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$3,836	$(10,269)	$(7,900)	$(25,737)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,281	1,239	2,693	2,600
Net foreign currency (gain) loss	(57)	531	1,218	(1,648)
Stock-based compensation	3,071	2,345	6,779	5,042
Deferred income taxes	3,044	28	(2,310)	74
Provision for bad debts	(553)	(620)	(403)	97
Other non-cash activities	—	415	13	415
Changes in assets and liabilities:
Accounts receivable	(13,662)	(2,232)	(8,068)	3,009
Unbilled services	1,294	917	1,905	630
Prepaid expenses, prepaid income taxes, and other assets	(419)	1,354	768	6,145
Installments and collateralized receivables	18,399	18,238	26,728	30,139
Accounts payable, accrued expenses, income taxes payable and other liabilities	(1,694)	1,842	(8,592)	(14,596)
Deferred revenue	8,467	1,037	15,449	15,043
Net cash provided by operating activities	23,007	14,825	28,280	21,213
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(536)	(1,288)	(922)	(1,876)
Capitalized computer software development costs	(192)	(204)	(392)	(380)
Net cash used in investing activities	(728)	(1,492)	(1,314)	(2,256)
Cash flows from financing activities:
Exercise of stock options and warrants	1,874	3,283	4,106	3,420
Proceeds from secured borrowings	3,574	576	4,982	2,500
Repayments of secured borrowings	(18,188)	(6,900)	(20,420)	(16,241)
Repurchases of common stock	(11,068)	(1,242)	(20,240)	(1,242)
Payment of tax withholding obligations related to restricted stock	(582)	(202)	(1,769)	(998)
Net cash used in financing activities	(24,390)	(4,485)	(33,341)	(12,561)
Effects of exchange rate changes on cash and cash equivalents	10	(367)	(355)	301
(Decrease) increase in cash and cash equivalents	(2,101)	8,481	(6,730)	6,697
Cash and cash equivalents, beginning of period	145,356	123,161	149,985	124,945
Cash and cash equivalents, end of period	$143,255	$131,642	$143,255	$131,642

Supplemental disclosure of cash flow information:
Interest paid	$1,015	$1,490	$2,107	$3,071
Income tax (refunded) paid, net	(293)	1,535	338	(4,961)

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to non-GAAP results.

(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Total expenses
GAAP total expenses (a)	$59,514	$59,108	$126,364	$121,916
Less:
Stock-based compensation (b)	(3,071)	(2,345)	(6,779)	(5,042)
Restructuring charges	(14)	(78)	59	(155)

Non-GAAP total expenses	$56,429	$56,685	$119,644	$116,719

Income (loss) from operations
GAAP income (loss) from operations	$7,041	$(9,300)	$(8,584)	$(29,008)
Plus:
Stock-based compensation (b)	3,071	2,345	6,779	5,042
Restructuring charges	14	78	(59)	155

Non-GAAP income (loss) from operations	$10,126	$(6,877)	$(1,864)	$(23,811)

Net income (loss)
GAAP net income (loss)	$3,836	$(10,269)	$(7,900)	$(25,737)
Plus:
Stock-based compensation (b)	3,071	2,345	6,779	5,042
Restructuring charges	14	78	(59)	155
Less:
Income tax effect on Non-GAAP items	(941)	(118)	(1,970)	(208)

Non-GAAP net income (loss)	$5,980	$(7,964)	$(3,150)	$(20,748)

Diluted income (loss) per share
GAAP diluted income (loss) per share	$0.04	$(0.11)	$(0.08)	$(0.28)
Plus:
Stock-based compensation (b)	0.03	0.02	0.07	0.06
Restructuring charges	0.00	0.00	(0.00)	0.00
Less:
Income tax effect on Non-GAAP items (c)	(0.01)	(0.00)	(0.02)	(0.00)

Non-GAAP diluted income (loss) per share	$0.06	$(0.09)	$(0.03)	$(0.22)

Shares used in computing diluted income (loss) per share	96,267	93,252	93,983	92,968

(a) GAAP total expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Total costs of revenue	$12,925	$13,555	$26,746	$26,803
Total operating expenses	46,589	45,553	99,618	95,113
GAAP total expenses	$59,514	$59,108	$126,364	$121,916

(b) Stock-based compensation expense was as follows:

	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010
Cost of service and other	$314	$233	$617	$486
Selling and marketing	1,229	907	2,399	1,803
Research and development	353	287	701	576
General and administrative	1,175	918	3,062	2,177
Total stock-based compensation	$3,071	$2,345	$6,779	$5,042

(c) The income tax effect on Non-GAAP items is calculated utilizing our estimated effective tax rate. During the three and six months ended December 31, 2010, we had a U.S. valuation allowance in place which resulted in a minimal income tax adjustment.